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                                                                     Exhibit 2.1

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                      MISSION BROADCASTING OF JOPLIN, INC.
                             a Delaware corporation

                                      INTO

                   MISSION BROADCASTING OF WICHITA FALLS, INC.
                             a Delaware corporation

It is hereby certified that:

     1. Mission Broadcasting of Wichita Falls, Inc. (the "Corporation") is a business corporation of the State of Delaware.

     2. The Corporation is the owner of all of the outstanding shares of the stock of Mission Broadcasting of Joplin, Inc. ("Joplin"), which is also a business corporation of the State of Delaware.

     3. On September 30, 2002, the sole Director of the Corporation adopted the following resolutions to merge Joplin into the Corporation:

     RESOLVED, that Joplin be merged into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Joplin be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Joplin it its name.

     RESOLVED, that the Corporation shall assume all of the obligations of Joplin.

     RESOLVED, that the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

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     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of this 30th day of September, 2002.

                                                MISSION BROADCASTING OF WICHITA
                                                FALLS, INC.

                                                By: /s/ David S. Smith
                                                    ---------------------------
                                                Name: David S. Smith
                                                Title: President